UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) :       January 19, 2006

RICHARDSON ELECTRONICS, LTD.
(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois	60147-0393
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

The information provided in response to Item 5.02 below is incorporated herein by reference in to Item 1.01.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 19, 2006, Bruce W. Johnson, the Company’s President and Chief Operating Officer, notified the Company of his intention to retire as an officer of the Company effective as of the close of business on January 19, 2006. Mr. Johnson will continue with the Company as President, Emeritus and as a member of the Company’s Board of Directors (the “Board”). On January 20, 2006, the Company and Mr. Johnson entered into an agreement (the “New Agreement”), which replaces Mr. Johnson’s prior employment and bonus agreement (the “Employment Agreement”) with the Company.

Under the terms of the New Agreement:

•	Mr. Johnson will serve as President, Emeritus from January 20, 2006 until June 2, 2006, and as an employee of the Company from June 3, 2006 until June 2, 2007;
•	Mr. Johnson will work on such matters as may be requested by, and under the direct supervision of, the Company’s Chief Executive Officer;
•	Mr. Johnson will continue to receive a base salary to be paid at a rate of $430,000 per year, which is unchanged from the terms of the Employment Agreement;
•

In addition to his base salary described above, Mr. Johnson will receive a quarterly payment equal to the greater of: (i) $26,875 per quarter or (ii) the bonus he would have been eligible for under the terms of the Employment Agreement, pursuant to which there was a target annual bonus of 50% of base salary, payable quarterly;

•	From January 20, 2006 until June 2, 2006, Mr. Johnson will continue to be entitled to receive car allowance and vacation benefits, at which point such benefits will cease; and
•	The title to the car owned by the Company and used by Mr. Johnson shall transfer to Mr. Johnson no later than June 2, 2006.

A copy of the New Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

The Company appointed Arthur R. Buckland, age 57, to serve as its President and Chief Operating Officer, and as a member of the Board, effective as of January 20, 2006. It is expected that the Company and Mr. Buckland will enter into a written employment agreement to formalize the terms of Mr. Buckland’s employment with the Company.

On November 1, 2005, Mr. Buckland joined the Company as a consultant. From April 2004 until November 1, 2005, Mr. Buckland served as Chairman, CEO and President of EAM, LLP, a venture capital and investment management partnership. From February 2003 to April 2004, he served as President and Chief Executive Officer of ABS, Inc., a software security company. Prior to that, he served as Co-Founder, President and CEO of Engim, Inc., a mixed-signal, system-on-chip company for wireless applications, from February 2001 to January 2003. Mr. Buckland served as Chairman, CEO and President of Clare, Inc., an integrated circuit design and manufacture company primarily supplying the telecommunications industry, from July 1993 to January 2001.

Mr. Buckland and the Company previously entered into a consulting agreement, dated as of October 27, 2005 (the “Consulting Agreement”). Under the terms of the Consulting Agreement, Mr. Buckland is compensated at a rate of $40,000 per month. It is expected that the Consulting Agreement will terminate coincident with the entry by Mr. Buckland and the Company into an employment agreement.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 19, 2006, the Board approved an amendment to Section 1, Article III of the Company’s By-Laws, effective as of that date, to increase the size of the Board from 9 to 10 directors. A copy of the By-Laws, as amended, is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Item 7.01  Regulation FD Disclosure

On January 19, 2006, the Company issued a press release announcing Mr. Johnson’s retirement as President and Chief Operating Officer and appointment as President, Emeritus, and Mr. Buckland’s appointment as President and Chief Operating Officer and member of its Board. A copy of this press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01  Exhibits

Exhibit 3.1	Amended and Restated By-Laws of the Company as of January 19, 2006.
Exhibit 10.1	Agreement between the Company and Bruce W. Johnson.
Exhibit 99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

Date: January 25, 2006	By:	/s/ David J. Gilmartin
	Name:	David J. Gilmartin
	Title:	Vice President, General Counsel and

Secretary